EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alan S. Trager, Chad S. Parson, Kelly Absher and Michael A. Magaldi and each of them, his/her attorneys for him in his/her stead, in each of his/her offices and capacities as an officer, director, or both of the Company, to sign and to file with the Commission such Registration
Statements on Form S-3, and any and all amendments, modifications, or supplements thereto, and any exhibits thereto, and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes as he/she might or could do if personally present at the doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid securities.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities indicated on May 24, 2006.


       SIGNATURE                      TITLE                            DATE

/s/Patrick T. O'Brien
------------------------     Chief Finance Officer,                May 24, 2006
Name: Patrick T. O'Brien     Treasurer and Director
                             (Principal Financial Officer)

/s/Kelly Absher
------------------------     Vice President, Controller            May 24, 2006
Name: Kelly Absher           and Director

/s/Thomas J. Benison
------------------------     Vice President and Director           May 24, 2006
Name: Thomas J. Benison

/s/Michael A. Magaldi
------------------------     Vice President and Director           May 24, 2006
Name: Michael A. Magaldi

/s/Alan S. Trager
------------------------     Secretary and Director                May 24, 2006
Name: Alan S. Trager


------------------------     Assistant Secretary and Director      May 24, 2006
Name: James C.P. Berry

------------------------     Assistant Secretary and Director     May 24, 2006
Name:  Timothy H. Samson


--------------------------   Assistant Secretary and Director     May 24, 2006
Name:  Euisun Lisa Lee

/s/Chad S. Parson
------------------------     President and Director                May 24, 2006
Name: Chad S. Parson         (Principal Executive Officer)




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